UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 1, 2006
National Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19136 (Commission File Number)	58-1922764 (IRS Employer Identification No.)

1400 ONE ENERGY SQUARE 4925 GREENVILLE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip Code)
Registrant’s telephone number, including area code: (214) 692-9211
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 1, 2006, the Board of Directors of National Energy Group, Inc. (the “Company) approved the National Energy Group, Inc. Management Incentive Plan (the “Plan”). The Plan provides additional compensation to executives, managers, and other key employees (“Participants”) for their contribution to the achievement of the objectives of the Company to encourage and stimulate superior performance by such personnel and to assist in attracting and retaining highly qualified key employees. The Financial Award for each Participant (“Financial Award”) is determined by the product of the Participant’s annual salary, bonus as a percentage of base salary, and an individual performance rating. The bonus as percentage of salary is calculated based on the performance of the Company relative to certain financial targets and varies based on each Participant’s position with the Company. The Financial Award granted to a participant is comprised of a cash component which is paid by April 15 of the year following the award year and a second component which vests 25% a year over a four-year period.
The preceding is a brief summary of certain provisions of the Plan, the full text of which is being filed as an exhibit to this Current Report on Form 8-K. Reference is made to such exhibit for a more detailed description of the transactions.
Item 9.01 Financial Statements and Exhibits.
          (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	National Energy Group, Inc. Management Incentive Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
By:	/s/ Randall D. Cooley
	Name:	Randall D. Cooley
	Title:	Vice President and Chief Financial Officer

Date: February 7, 2006

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	National Energy Group, Inc. Management Incentive Plan.